Exhibit 99.1

Appian Announces First Quarter 2024 Financial Results

First quarter cloud subscription revenue increased 24% year-over-year to $86.6 million

McLean, VA – May 2, 2024 – Appian (Nasdaq: APPN) today announced financial results for the first quarter ended March 31, 2024.

“Appian continues to push technological boundaries in our industry, from AI-backed services to process mining. Organizations globally are recognizing the power and simplicity of the Appian Platform,” said Matt Calkins, CEO & Founder.

First Quarter 2024 Financial Highlights:

•Revenue: Cloud subscription revenue was $86.6 million, up 24% compared to the first quarter of 2023. Total subscriptions revenue, which includes sales of our cloud subscriptions, on-premises term license subscriptions, and maintenance and support, increased 19% year-over-year to $117.7 million. Professional services revenue was $32.1 million, a decrease of 11% compared to the first quarter of 2023. Total revenue was $149.8 million, up 11% compared to the first quarter of 2023. Cloud subscription revenue retention rate was 120% as of March 31, 2024.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(19.5) million, compared to $(35.3) million for the first quarter of 2023. Non-GAAP operating loss was $(3.7) million, compared to $(18.2) million for the first quarter of 2023.
•Net loss and non-GAAP net loss: GAAP net loss was $(32.9) million, compared to $(36.8) million for the first quarter of 2023. GAAP net loss per share was $(0.45) for the first quarter of 2024, compared to $(0.51) for the first quarter of 2023. Non-GAAP net loss was $(17.7) million, compared to $(19.7) million for the first quarter of 2023. Non-GAAP net loss per share was $(0.24), compared to the $(0.27) net loss per share for the first quarter of 2023. GAAP and non-GAAP net loss for the first quarter of 2024 included $11.5 million, or $0.16 per share, of foreign currency exchange losses. GAAP and non-GAAP net loss for the first quarter of 2023 included $0.6 million, or $0.01 per share, of foreign currency exchange gains. We do not forecast foreign exchange rate movements.
•Adjusted EBITDA: Adjusted EBITDA loss was $(1.3) million, compared to adjusted EBITDA loss of $(15.8) million for the first quarter of 2023.
•Balance sheet and cash flows: As of March 31, 2024, Appian had total cash, cash equivalents, and investments of $170.1 million. Net cash provided by operating activities was $18.9 million for the three months ended March 31, 2024, compared to $(25.3) million of net cash used by operating activities for the same period in 2023.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•Appian Celebrates 2024 Partner Award Winners for Moving Businesses Forward with Process Automation
•2024 Appian Innovation Award Winners Demonstrate Significant Business Results with Next-Gen AI Process Automation
•Appian Signs a Strategic Collaboration Agreement with AWS to deliver Private AI and End-to-End Process Automation
•Latest Version of Appian Platform Orchestrates Change through AI Process Automation that Moves Business Forward
•Appian Partners with Symphony to Enable Compliant Financial Communications and Process Automation
•Appian Announces ProcureSight for Better, Faster Government Procurement

Financial Outlook:

As of May 2, 2024, guidance for 2024 is as follows:

•Second Quarter 2024 Guidance:

◦Cloud subscription revenue is expected to be between $86.0 million and $88.0 million, representing year-over-year growth of 16% to 18%.
◦Total revenue is expected to be between $140.0 million and $144.0 million, representing a year-over-year increase of 10% to 13%.
◦Adjusted EBITDA loss is expected to be between $(17.0) million and $(13.0) million.
◦Non-GAAP net loss per share is expected to be between $(0.34) and $(0.28), assuming weighted average common shares outstanding of 72.3 million.

•Full Year 2024 Guidance:

◦Cloud subscription revenue is expected to be between $364.0 million and $366.0 million, representing year-over-year growth of 20%.
◦Total revenue is expected to be between $615.0 million and $617.0 million, representing a year-over-year increase of 13%.
◦Adjusted EBITDA loss is expected to be between $(22.5) million and $(17.5) million.
◦Non-GAAP net loss per share is expected to be between $(0.85) and $(0.79), assuming weighted average common shares outstanding of 72.6 million.

Conference Call Details:

Appian will host a conference call today, May 2, 2024, at 8:30 a.m. ET to discuss Appian's financial results for the first quarter ended March 31, 2024 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at http://investors.appian.com.

1 https://register.vevent.com/register/BIccb25c1b50914988a9d23870de6a000a

About Appian

Appian is a software company that automates business processes. The Appian AI Process Platform includes everything you need to design, automate, and optimize even the most complex processes, from start to finish. The world's most innovative organizations trust Appian to improve their workflows, unify data, and optimize operations—resulting in better growth and superior customer experiences. For more information, visit www.appian.com. [Nasdaq: APPN]

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include the following: non-GAAP subscriptions cost of revenue, non-GAAP professional services costs of revenue, non-GAAP total cost of revenue, non-GAAP total operating expense, non-GAAP operating loss, non-GAAP income tax (benefit) expense, non-GAAP net loss, and non-GAAP net loss per share, basic and diluted. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense, certain non-ordinary litigation-related expenses consisting of legal and other professional fees associated with the Pegasystems cases (net of insurance reimbursements), or Litigation Expense, amortization of the judgement preservation insurance policy, or JPI Amortization, and severance costs related to an involuntary reduction in our workforce in 2023, or Severance Costs. While some of these items may be recurring in nature and should not be disregarded in the evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, we believe removing these items for purposes of calculating our non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. The company defines adjusted EBITDA as net loss before (1) other expense (income), net, (2) interest expense, (3) income tax (benefit) expense, (4) depreciation expense and amortization of intangible assets, (5) stock-based compensation expense, (6) Litigation Expense, (7) JPI Amortization, and (8) Severance Costs. The most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net loss as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. Appian provides guidance ranges for non-GAAP net loss per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the second quarter and full year 2024, future investment by Appian in its go-to-market initiatives, increased demand for the Appian AI-Powered Process platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s AI-Powered Process platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, AI being a disruptive set of technologies that may affect the markets for Appian’s software dramatically and in unpredictable ways, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties, and additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Relations
703-442-8844
investors@appian.com

Media Contact
Ben Farrell
703-442-1067
ben.farrell@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of
	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$170,108	$149,351
Short-term investments and marketable securities	—	9,653
Accounts receivable, net of allowances of $2,265 and $2,606, respectively	129,317	171,561
Deferred commissions, current	34,367	34,261
Prepaid expenses and other current assets	56,088	49,529
Total current assets	389,880	414,355
Property and equipment, net of accumulated depreciation of $26,904 and $25,141, respectively	42,558	42,682
Goodwill	26,518	27,106
Intangible assets, net of accumulated amortization of $4,432 and $4,152, respectively	3,434	3,889
Right-of-use assets for operating leases	39,074	39,975
Deferred commissions, net of current portion	58,090	59,764
Deferred tax assets	3,833	3,453
Other assets	31,971	36,279
Total assets	$595,358	$627,503
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$9,882	$6,174
Accrued expenses	12,252	11,046
Accrued compensation and related benefits	28,981	38,003
Deferred revenue	220,943	235,992
Debt	7,098	66,368
Operating lease liabilities	12,219	11,698
Other current liabilities	2,555	1,891
Total current liabilities	293,930	371,172
Long-term debt	248,025	140,221
Non-current operating lease liabilities	57,357	59,067
Deferred revenue, non-current	5,216	4,700
Deferred tax liabilities	2	2
Other non-current liabilities	493	—
Total liabilities	605,023	575,162
Stockholders’ (deficit) equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized as of March 31, 2024 and December 31, 2023 and 42,359,967 and 42,169,970 shares issued of March 31, 2024 and December 31, 2023, respectively	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized as of March 31, 2024 and December 31, 2023 and 31,196,796 and 31,196,796 shares issued as of March 31, 2024 and December 31, 2023, respectively	3	3
Additional paid-in capital	603,870	595,781
Accumulated other comprehensive loss	(10,708)	(23,555)
Accumulated deficit	(552,815)	(519,892)
Treasury stock at cost, 1,320,531 shares as of March 31, 2024	(50,019)	—
Total stockholders’ (deficit) equity	(9,665)	52,341
Total liabilities and stockholders’ (deficit) equity	$595,358	$627,503

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
	(unaudited)
Revenue
Subscriptions	$117,694	$98,957
Professional services	32,141	36,278
Total revenue	149,835	135,235
Cost of revenue
Subscriptions	12,270	10,448
Professional services	25,727	25,645
Total cost of revenue	37,997	36,093
Gross profit	111,838	99,142
Operating expenses
Sales and marketing	58,156	63,090
Research and development	39,771	41,624
General and administrative	33,446	29,694
Total operating expenses	131,373	134,408
Operating loss	(19,535)	(35,266)
Other non-operating expense
Other expense (income), net	8,207	(2,690)
Interest expense	5,646	3,118
Total other non-operating expense	13,853	428
Loss before income taxes	(33,388)	(35,694)
Income tax (benefit) expense	(465)	1,135
Net loss	$(32,923)	$(36,829)
Net loss per share:
Basic and diluted	$(0.45)	$(0.51)
Weighted average common shares outstanding:
Basic and diluted	73,300	72,869

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended March 31,
	2024	2023
	(unaudited)
Cost of revenue
Subscriptions	$213	$272
Professional services	1,578	1,591
Operating expenses
Sales and marketing	2,527	2,445
Research and development	3,001	3,626
General and administrative	3,287	3,122
Total stock-based compensation expense	$10,606	$11,056

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(32,923)	$(36,829)
Adjustments to reconcile net loss to net cash provided by (used by) operating activities
Stock-based compensation	10,606	11,056
Depreciation expense and amortization of intangible assets	2,361	2,342
Bad debt expense	(135)	120
Amortization of debt issuance costs	140	70
(Benefit) provision for deferred income taxes	(450)	357
Foreign currency transaction losses, net	11,806	—
Changes in assets and liabilities
Accounts receivable	40,061	17,609
Prepaid expenses and other assets	(2,245)	(8,803)
Deferred commissions	1,569	(314)
Accounts payable and accrued expenses	5,187	(1,878)
Accrued compensation and related benefits	(8,703)	(9,369)
Other current and non-current liabilities	1,944	1,582
Deferred revenue	(10,120)	(2,177)
Operating lease assets and liabilities	(232)	969
Net cash provided by (used by) operating activities	18,866	(25,265)
Cash flows from investing activities
Proceeds from maturities of investments	9,657	16,289
Payments for investments	—	(24,184)
Purchases of property and equipment	(2,198)	(4,421)
Net cash provided by (used by) investing activities	7,459	(12,316)
Cash flows from financing activities
Proceeds from borrowings	50,000	92,000
Payments for debt issuance costs	(463)	(278)
Debt repayments	(1,250)	(750)
Repurchase of common stock	(50,019)	—
Payments for employee taxes related to the net share settlement of equity awards	(2,862)	(2,959)
Proceeds from exercise of common stock options	345	131
Net cash (used by) provided by financing activities	(4,249)	88,144
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,319)	15
Net increase in cash, cash equivalents, and restricted cash	20,757	50,578
Cash, cash equivalents, and restricted cash at beginning of period	$149,351	$150,381
Cash, cash equivalents, and restricted cash at end of period	$170,108	$200,959

Supplemental disclosure of cash flow information
Cash paid for interest	$5,325	$1,233
Cash paid for income taxes	$751	$284
Supplemental disclosure of non-cash investing and financing activities
Accrued capital expenditures	$484	$2,233

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Severance Costs	Non-GAAP Measure
Three Months Ended March 31, 2024
Subscriptions cost of revenue	$12,270	$(213)	$—	$—	$—	$12,057
Professional services cost of revenue	25,727	(1,578)	—	—	—	24,149
Total cost of revenue	37,997	(1,791)	—	—	—	36,206
Total operating expense	131,373	(8,815)	(742)	(4,504)	—	117,312
Operating loss	(19,535)	10,606	742	4,504	—	(3,683)
Income tax (benefit) expense	(465)	604	—	—	—	139
Net loss	(32,923)	10,002	742	4,504	—	(17,675)
Net loss per share, basic and diluted	$(0.45)	$0.14	$0.01	$0.06	$—	$(0.24)

	GAAP Measure	Stock-Based Compensation	Litigation Expense	Severance Costs	Non-GAAP Measure
Three Months Ended March 31, 2023
Subscriptions cost of revenue	$10,448	$(272)	$—	$(11)	$10,165
Professional services cost of revenue	25,645	(1,591)	—	(123)	23,931
Total cost of revenue	36,093	(1,863)	—	(134)	34,096
Total operating expense	134,408	(9,193)	(1,842)	(4,070)	119,303
Operating loss	(35,266)	11,056	1,842	4,204	(18,164)
Net loss	(36,829)	11,056	1,842	4,204	(19,727)
Net loss per share, basic and diluted	$(0.51)	$0.15	$0.03	$0.06	$(0.27)

	Three Months Ended March 31,
	2024	2023
Reconciliation of adjusted EBITDA:
GAAP net loss	$(32,923)	$(36,829)
Other expense (income), net	8,207	(2,690)
Interest expense	5,646	3,118
Income tax (benefit) expense	(465)	1,135
Depreciation expense and amortization of intangibles assets	2,361	2,342
Stock-based compensation expense	10,606	11,056
Litigation Expense	742	1,842
JPI Amortization	4,504	—
Severance Costs	—	4,204
Adjusted EBITDA	$(1,322)	$(15,822)